AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2002
                                                  REGISTRATION NO. 333-

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                 CUMMINS INC.
                           CUMMINS CAPITAL TRUST II
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             INDIANA                                     35-0257090
            DELAWARE                                 TO BE APPLIED FOR
(STATE OF OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                              500 Jackson Street
                                   Box 3005
                         Columbus, Indiana 47202-3005
                                (812) 377-5000
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)
                                ---------------
                              Marya M. Rose, Esq.
                        Vice President-General Counsel
                                 and Secretary
                                 Cummins Inc.
                              500 Jackson Street
                                   Box 3005
                         Columbus, Indiana 47202-3005
                                (812) 377-3520
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                ---------------
                                   Copy to:

                         William J. Whelan, III, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, NY 10019-7475
                                (212) 474-1000
                                ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum     Proposed maximum
     Title of each class of           Amount to be      offering price per   aggregate offering        Amount of
   securities to be registered       registered (1)        unit (1)(2)          price (1)(2)        registration fee

Common Stock, $2.50 par value
   per share (3)(4)
Preferred Stock (4)
Preference Stock (4)
Depositary Shares (5)
Warrants (4)
Stock Purchase Contracts (4)
Stock Purchase Units (4)(6)
Debt Securities (4)(7)
Trust Preferred Securities of
   Cummins Capital Trust II
 Guarantees of Trust Preferred
   Securities of Cummins Capital
   Trust II (8)
Total                                 $750,000,000             N/A              $750,000,000                    $0 (9)

(1) Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933 (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act. Any offering of debt securities denominated in any foreign or composite currency will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from Cummins Inc. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement and may include hybrid securities including a combination of features of certain securities listed above.

(3) Includes associated preferred stock purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the common stock.

(4) Includes such indeterminate number of shares of common stock, preferred stock and preference stock, an indeterminate number of warrants, stock purchase contracts and stock purchase units, and an indeterminate principal amount of debt securities, as may from time to time be issued upon conversion into, exchange for or upon exercise of, securities registered hereunder, to the extent any of such securities are, by their terms, convertible into or exchangeable or exercisable for common stock, preferred stock, preference stock, warrants, stock purchase contracts, stock purchase units or debt securities.

(5) To be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event Cummins Inc. elects to offer fractional interests in shares of preferred stock or preference stock registered hereunder, depositary receipts may be distributed to those persons acquiring such fractional interests and the shares of preferred stock or preference stock will be issued to the depositary under the depositary agreement.

(6) Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of common shares and (b) either a beneficial interest in preferred securities of Cummins Capital Trust II, debt obligations of Cummins Inc. or debt obligations of third parties, including U.S. Treasury securities, that, in each case, secure the obligations of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts.

(7) If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $750,000,000, less the dollar amount of any securities previously issued hereunder. Debt securities may be issued and sold to Cummins

     Capital Trust II, in which event such debt securities may later be distributed to the holders of preferred securities upon a dissolution of Cummins Capital Trust II and a dissolution of its assets.

(8) The value attributable to the guarantees, if any, is reflected in the value of the trust preferred securities and no separate consideration will be received for any guarantees. The guarantees include the rights of holders of the trust preferred securities under the guarantees and certain backup undertakings, comprised of obligations of Cummins Inc. under the indenture and under the declaration of trust of Cummins Capital Trust II, as described in the prospectus filed with this registration statement.

(9) Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered and, pursuant to Rule 457(p), is offset by the fee of $69,000 previously paid in connection with securities of Cummins Inc. unsold under Registration Statement No. 333-42687, initially filed on December 19, 1997, which unsold securities are hereby deregistered.

                                ---------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         THIS REGISTRATION STATEMENT DOES NOT CONSTITUTE AN AGREEMENT, UNDERSTANDING OR ARRANGEMENT TO ISSUE SECURITIES HEREUNDER.

                   SUBJECT TO COMPLETION DATED MAY 15, 2002

PROSPECTUS

                                 $750,000,000
                                 Cummins Inc.

       Common Stock, Preferred Stock, Preference Stock, Depositary Shares,
            Warrants, Stock Purchase Contracts, Stock Purchase Units,
                        Debt Securities and Guarantees

                           Cummins Capital Trust II

         Trust Preferred Securities, guaranteed as set forth herein by

                                 Cummins Inc.

                                ---------------

We may use this prospectus to offer and sell, from time to time, securities comprising one or more of:

     o    shares of our common stock, $2.50 par value per share;

     o shares of our preferred stock in one or more series, including depositary shares representing fractional interests in shares of preferred stock;

     o shares of our preference stock in one or more series, including depositary shares representing fractional interests in shares of preference stock;

     o warrants to purchase our debt securities or shares of our common stock, preferred stock or preference stock;

     o    stock purchase contracts;

     o    stock purchase units;

     o debt securities, in one or more series, in each case consisting of notes, debentures or other unsecured evidences of indebtedness;

     o trust preferred securities issued by Cummins Capital Trust II, including our guarantees with respect to such securities; or

     o    units consisting of any combination of these securities,

in one or more offerings at an aggregate initial offering price no greater than $750,000,000 or its equivalent in foreign or composite currencies.

     Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "CUM". Any common stock offered will be listed, subject to notice of issuance, on such exchanges.

     We may sell securities to or through underwriters, and also may sell securities directly to other purchasers or through agents. The applicable prospectus supplement for any sale of securities will set forth the names of any underwriters or agents involved in such sale of securities, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution".

                                ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ---------------


                  The date of this prospectus is May   , 2002

                                       5


------------------
     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                                           Page

Where You Can Find More Information...........................................3
Incorporation of Certain Documents by Reference...............................3
Cummins Inc...................................................................4
Cummins Capital Trust II......................................................4
Risk Factors..................................................................5
Disclosure Regarding Forward-Looking Statements...............................5
Use of Proceeds...............................................................5
Ratios of Earnings to Fixed Charges and of Earnings to Combined
     Fixed Charges and Preferred Stock Dividend Requirements..................6
Description of Common Stock...................................................6
Description of Preferred Stock and Preference Stock...........................8
Description of Depositary Shares.............................................11
Description of Warrants......................................................14
Description of Debt Securities...............................................15
Description of Stock Purchase Contracts and Stock Purchase Units.............21
Description of Trust Preferred Securities....................................22
Description of Trust Preferred Securities Guarantees.........................24
Plan of Distribution.........................................................27
Validity of Securities.......................................................27
Experts......................................................................28

                                ---------------

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process, which allows us to offer and sell any combination of these securities in one or more offerings. Using this prospectus, we may offer up to a total dollar amount of $750,000,000 of these securities.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes. Prospectus supplements may also add to, update or change the information contained in this prospectus. In addition, as we describe in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of those securities and the information we file with the SEC.

                                ---------------

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

     In this prospectus, references to "the company," "we," "us," "our" and "Cummins" are to Cummins Inc. and its subsidiaries, unless the context otherwise requires. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to "securities" refer collectively to the common stock, preferred stock, preference stock, depositary shares, warrants, stock purchase contracts, stock purchase units, debt securities, trust preferred securities and trust preferred securities guarantees offered by this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Information on the operation of the Public Reference Room maintained by the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC.

     Cummins Capital Trust II is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets our subordinated debt securities and the issuance of the trust preferred securities. Further, 100% of the outstanding common securities of the trust is or will be owned by us and the trust preferred securities guarantee that we will issue in connection with any issuance of trust preferred securities by the trust, together with our obligations under the subordinated debt securities and related agreements and instruments, will constitute a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities. Accordingly, pursuant to Rule 3-10(b) of Regulation S-X under the Securities Act of 1933 (the "Securities Act"), and the Exchange Act, no separate financial statements for the trust have been included or incorporated by reference in the registration statements and, pursuant to Rule 12h-5 under the Exchange Act, the trust will not be subject to the information reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us with the SEC are incorporated herein by reference and shall be deemed to be a part of this prospectus:

        1.  Annual Report on Form 10-K for the fiscal year ended December 31,
            2001;

        2.  Quarterly Report on Form 10-Q for the period ended March 31, 2002;

        3.  Current Report on Form 8-K filed on April 3, 2002;

        4. Description of our common stock contained in our Registration Statement on Form 8-A filed February 22, 1988; and

        5. Description of the preferred stock purchase rights issued pursuant to our shareholders' rights plan contained in our Registration Statement on Form 8-A dated November 6, 1990, as amended on November 1, 1993, January 12, 1994 and July 15, 1996.

     Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K are not incorporated herein by reference.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Written requests for such documents should be addressed to:

         Karen A. Battin
         Director - Investor Relations
         Cummins Inc.
         500 Jackson Street
         Box 3005 (Mail Code 60118)
         Columbus, Indiana 47202-3005

Telephone requests may be directed to (812) 377-3121.

                                 CUMMINS INC.

     We are a leading worldwide designer and manufacturer of diesel engines, ranging from 55 to 3,500 horsepower, and the largest producer of commercial diesel engines above 50 horsepower. We also produce natural gas engines and engine components and subsystems. We provide power and components for a wide variety of equipment in our key businesses: power generation, filtration and engines.

     We sell our products to original equipment manufacturers, or OEMs, distributors and other customers worldwide. We have manufacturing facilities worldwide, including major operations in Europe, India, Mexico, China and Brazil. Parts distribution centers in Brazil, Mexico, Australia, Singapore, China, India and Belgium are strategically located to supply service parts to our extensive customer base. We support our customer base with a significant global distribution system of more than 500 independent distributors and nearly 5,000 dealers in 131 countries.

     In 2001, approximately 54% of net sales was in the United States. Major international markets include Asia/Australia (16% of net sales); Europe/CIS (15% of net sales); Mexico/Latin America (8% of net sales), Canada (5% of net sales) and Africa/Middle East (2% of net sales).

     Our principal executive offices are located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, and our telephone number is (812) 377-5000.

                           CUMMINS CAPITAL TRUST II

     Cummins Capital Trust II is a Delaware business trust formed to raise capital for us by issuing preferred securities under this prospectus and any applicable prospectus supplement, and investing the proceeds in subordinated debt securities issued by us.

     We will, directly or indirectly, own all of the common securities of Cummins Capital Trust II. The common securities will rank equally with, and the trust will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the declaration of the trust, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to three percent of the total capital of our trust.

     As holder of the common securities of the trust, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of our trust, provided that at the time any preferred securities are issued the number of trustees shall be at least three. The trust's business and affairs will be conducted by the trustees we appoint. The trustees' duties and obligations are governed by the trust's declaration. Prior to the issuance of any trust preferred securities, we will ensure that one trustee of the trust is a financial institution that will not be an affiliate of ours and that will act as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one trustee of the trust will have its principal place of business or reside in the State of Delaware.

     We will pay all of the trust's fees and expenses, including those relating to any offering of trust preferred securities. In addition, we will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds immediately available to make those payments but has not made them.

     The principal office of the trust is located at 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, and its telephone number is (812) 377-5000.

                                 RISK FACTORS

     An investment in our securities involves a degree of risk. In addition to the other information included and incorporated by reference in this prospectus, you should carefully consider the risk factors and other information included and incorporated by reference in the applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the applicable prospectus supplement.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on current expectations, estimates and projections about the industries in which we operate and management's beliefs and assumptions. Words such as "expects," "anticipates", "intends", "plans", "believes", "seeks" and "estimates", and variations of such words and similar expressions, are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which we refer to as "future factors," which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Future factors include increasing price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products on a timely, cost-effective basis; the mix of products; the achievement of lower costs and expenses; domestic and foreign governmental and public policy changes, including environmental regulations; protection and validity of patent and other intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in increasing use of large, multi-year contracts; the cyclical nature of our business; the outcome of pending and future litigation and governmental proceedings; and continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business.

     These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations, and other future factors.

                                USE OF PROCEEDS

     Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases and redemptions of securities.

     RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                PREFERRED STOCK AND PREFERENCE STOCK DIVIDENDS

                                                      YEAR ENDED DECEMBER 31,                THREE MONTHS
                                           ---------------------------------------------  ------------------
                                                                                            ENDED MARCH 31,
                                            1997      1998     1999      2000      2001      2001     2002
                                           -------  -------- --------  --------  -------- --------- --------
Consolidated ratio of earnings to fixed
  charges..............................    5.3       1.0      2.9       1.0       (0.2)     (0.0)     (0.3)
Consolidated ratio of earnings to fixed
  charges and preferred stock and
  preference stock dividends...........    5.3       1.0      2.9       1.0       (0.2)     (0.0)     (0.3)

     For purposes of calculating the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock and preference stock dividends, "earnings" include income before income taxes, extraordinary items, the cumulative effects of changes in accounting principles and earnings or losses of equity investees and fixed charges. "Fixed charges" consist of interest on all indebtedness, including interest incurred by consolidated companies, and that portion of rental expense that management believes to be representative of interest. "Preferred stock and preference stock dividends" consist of the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred stock and preference stock.

                          DESCRIPTION OF COMMON STOCK

     The following is a description of certain terms of our common stock. This description does not purport to be complete and is subject to, and qualified in its entirety by, reference to our Restated Articles of Incorporation.

GENERAL

     We are authorized to issue up to 150 million shares of common stock, par value $2.50 per share. As of May 14, 2002, there were approximately 41.4 million shares of common stock outstanding held by approximately 4,600 shareholders of record. Subject to the limitations described below and the prior rights of our preferred stock and preference stock, our common stock is entitled to dividends when and as declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of our preferred stock and the holders of our preference stock are each entitled to elect two directors to our board of directors upon default in the payment of six quarterly dividends on any series of such class and have voting rights with respect to amendments of our Restated Articles of Incorporation affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all of our assets. See "Description of Preferred Stock and Preference Stock--Voting Rights". Upon any liquidation, voluntary or involuntary, of our company, holders of common stock are entitled ratably to all of our assets after payment of our liabilities and satisfaction of the liquidation preferences of the preferred stock and the preference stock. The outstanding shares of common stock are, and any shares of common stock offered pursuant to a prospectus supplement will be, upon issuance against full payment therefor, fully paid and nonassessable.

     Our common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, St. Paul, Minnesota.

DIVIDENDS

     No dividends or distributions may be declared or paid or made on, or acquisitions made of, any common stock unless dividends on all outstanding preferred stock and preference stock for all past quarterly dividend periods have been declared and paid or a sum sufficient for payment set apart. A number of the agreements under which we have borrowed money restrict our payment of dividends (other than stock dividends) and distributions on and the redemption, purchase and acquisition by us of our capital stock, including our preferred stock and preference stock. These restrictions typically limit the sum of all such payments, distributions, redemptions, purchases and acquisitions from a given date to a specified amount of retained earnings at such date plus consolidated net income and the net proceeds to us from the sale of our capital stock and indebtedness converted into such stock after such date. Several such agreements require us to maintain minimum net worth and working capital at specified levels. In addition, at any time we are in default under our revolving credit facility or certain other financing arrangements, we would be prohibited from paying dividends. We are presently unaware of any facts or circumstances that would give rise to any such default.

SHAREHOLDERS' RIGHTS PLAN

     We have a shareholders' rights plan which was first adopted in 1986. The rights plan provides that each share of our common stock has associated with it a stock purchase right. The rights plan becomes operative when a person or entity acquires 15% of our common stock or commences a tender offer to purchase 20% or more of our common stock without the approval of our board of directors. In the event a person or entity acquires 15% of our common stock, each right, except for the acquiring person's rights, can be exercised to purchase $400 worth of common stock for $200. In addition, for a period of 10 days after such acquisition, our board of directors can exchange such right for a new right which permits the holders to purchase one share of common stock for $1. If a person or entity commences a tender offer to purchase 20% or more of our common stock, unless our board of directors redeems the rights within 10 days of the event, each right can be exercised to purchase one share for $200. If the person or entity becomes an acquiring person, then the provisions noted above apply. The rights plan also allows holders of the rights to purchase shares of the acquiring person's stock at a discount if we are acquired or 50% of our assets or earnings power is transferred to an acquiring person.

ANTITAKEOVER PROVISIONS OF INDIANA LAW

     Indiana Code (S) 23-1-42, which is referred to as the "Control Share Act", provides that any person or group of persons that acquires the power to vote more than one-fifth of specified corporations' shares shall not have the right to vote such shares unless granted voting rights by the holders of a majority of the outstanding shares of the corporation and by the holders of a majority of the outstanding shares, excluding "interested shares". Interested shares are those shares held by the acquiring person, officers of the corporation and employees of the corporation who are also directors of the corporation. If the approval of voting power for the shares is obtained, additional shareholder approvals are required when a shareholder acquires the power to vote more than one-third and more than a majority of the voting power of the corporation's shares. In the absence of such approval, the additional shares acquired by the shareholder may not be voted.

     If the shareholders grant voting rights to the shares after a shareholder has acquired more than a majority of the voting power, all shareholders of the corporation are entitled to exercise statutory dissenters' rights and to demand the value of their shares in cash from the corporation. If voting rights are not accorded to the shares, the corporation may have the right to redeem them. The provisions of the Control Share Act do not apply to acquisitions of voting power pursuant to a merger or share exchange agreement to which the corporation is a party.

     Our By-laws provide that we are not subject to the Control Share Act. However, our By-laws may be amended by our board of directors without a shareholder vote.

     Indiana Code (S) 23-1-43, which is referred to as the "Business Combination Act", prohibits a person who acquires beneficial ownership of 10% or more of certain corporations' shares (referred to as an "Interested Shareholder"), or any affiliate or associate of an Interested Shareholder, from effecting a merger or other business combination with the corporation for a period of five years from the date on which the person became an Interested Shareholder, unless the transaction in which the person became an Interested Shareholder was approved in advance by the corporation's board of directors. Following the five-year period, a merger or other business combination may be effected with an Interested Shareholder only if (1) the business combination is approved by the corporation's shareholders, excluding the Interested Shareholder and any of its affiliates or associates, or (2) the consideration to be received by shareholders in the business combination is at least equal to the highest price paid by the Interested Shareholder in acquiring its interest in the corporation, with certain adjustments, and certain other requirements are met. The Business Combination Act broadly defines the term "business combination" to include mergers, sales or leases of assets, transfers of shares of the corporation, proposals for liquidation and the receipt by an Interested Shareholder of any financial assistance or tax advantage from the corporation, except proportionately as a shareholder of the corporation.

     The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of us by a holder of a large block of our stock or other person, or the removal of incumbent management, even if such actions may be beneficial to our shareholders generally.

              DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

     The following is a description of certain general terms and provisions of our preferred stock and the preference stock . We refer to our preferred stock and preference stock collectively in this prospectus as our "priority stock". This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Restated Articles of Incorporation and the certificate of designations relating to each series of priority stock, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of issuance of any such series of priority stock. Our Restated Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock and 1,000,000 shares of preference stock, with no par or stated value. No shares of priority stock are currently outstanding.

     The priority stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and our Restated Articles of Incorporation, our board of directors is authorized to determine the voting power (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of priority stock that may be issued, and to fix the number of shares of each such series. Thus, our board of directors, without stockholder approval, could authorize the issuance of priority stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of priority stock or that could have the effect of delaying, deferring or preventing a change in control of our company. See "Description of Common Stock". Certain provisions applicable to the priority stock are set forth in "Description of Common Stock". For a description of certain antitakeover provisions under Indiana law, see "Description of Common Stock--Antitakeover Provisions of Indiana Law".

     The prospectus supplement relating to the particular priority stock offered by such prospectus supplement will describe the following terms of the priority stock:

     o the designation and stated value per share and the number of shares offered;

     o    the amount of liquidation preference per share;

     o the initial public offering price at which such priority stock will be issued;

     o the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

     o    any redemption or sinking fund provisions;

     o    any conversion or exchange rights;

     o whether we have elected to offer depositary shares as described below under "Description of Depositary Shares"; and

     o any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The priority stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable prospectus supplement.

GENERAL

     The priority stock will be, upon issuance against full payment therefor, fully paid and nonassessable. The holders of priority stock will not have any preemptive rights. The applicable prospectus supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the priority stock that is offered under such prospectus supplement.

RANK

     With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preferred stock will rank on a parity with each other share of preferred stock, irrespective of series, and will rank prior to our common stock and preference stock and any other class or series of our capital stock hereafter authorized over which the preferred stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company. With respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company, each share of preference stock will rank on a parity with each other share of preference stock, irrespective of series, and will rank prior to the common stock and any other class or series of our capital stock hereafter authorized over which the preference stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of our company.

     The priority stock will be junior to all of our outstanding debt. Each series of priority stock will be subject to creation of preferred or preference stock ranking senior to, on a parity with or junior to such priority stock to the extent not expressly prohibited by our Restated Articles of Incorporation.

DIVIDENDS

     Holders of shares of priority stock will be entitled to receive, when, as and if declared by our board of directors out of funds of our company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on our stock books (or, in the event fractional interests of priority stock are issued and represented by depositary receipts, on the records of the depositary referred to below under "Description of Depositary Shares") on such record dates, not more than 60 calendar days preceding the payment dates thereof, as are determined by our board of directors. Each of such dates is referred to as a "record date".

     Such dividends may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If dividends on a series of priority stock are noncumulative and if our board of directors fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such priority stock will have no right to receive a dividend in respect of such dividend period, and we will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment date.

     No full dividend will be declared or paid or set apart for payment on our preferred stock of any series or our preference stock of any series for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of preferred stock or preference stock, as applicable, for all dividend periods terminating on or prior to the end of such dividend period. When dividends are not paid in full in this manner on all shares of preferred stock or preference stock, as the case may be, any dividend payments (including accruals, if any) on our preferred stock or preference stock, as applicable, will be paid to the holders of the shares of our preferred stock or preference stock, as the case may be, ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accruals of dividends will not bear interest.

     So long as any shares of preferred stock or preference stock are outstanding, in no event will any dividends, whatsoever, whether in cash or property, be paid or declared, nor will any distribution be made, on any class of stock ranking subordinate to our preferred stock or preference stock, as the case may be, nor will any shares of stock ranking subordinate to our preferred stock or preference stock, as the case may be, be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all dividends on our preferred stock or preference stock, as applicable, for all past quarterly dividend periods will have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions will not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, or to the acquisition of shares of any stock ranking subordinate to our preferred stock or preference stock, as the case may be, in exchange solely for shares of any other stock ranking subordinate to our preferred stock or preference stock, as applicable.

     See "Description of the Common Stock--Dividends" for certain contractual limitations on dividends.

LIQUIDATION

     In the event of a liquidation, dissolution or winding up of our company, the holders of priority stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of common stock or any other security ranking junior to such priority stock, to receive an amount per share determined by our board of directors and set forth in the applicable prospectus supplement plus accrued and unpaid dividends to the distribution or payment date (whether or not earned or declared). However, neither the merger, nor the sale, lease or conveyance of all or substantially all of our assets will be deemed a liquidation, dissolution or winding up of our company for purposes of this provision. In the event that the assets available for distribution with respect to our preferred stock or preference stock, as the case may be, are not sufficient to satisfy the full liquidation rights of all our outstanding preferred stock or preference stock, as applicable, then such assets will be distributed to the holders of such preferred stock or preference stock, as the case may be, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full amount of the liquidation preference, the holders of priority stock will not be entitled to any further participation in any distribution of assets by us.

VOTING RIGHTS

     At any time dividends in an amount equal to six quarterly dividend payments on our preferred stock of any series, whether or not consecutive, or six quarterly dividend payments on our preference stock of any series, whether or not consecutive, shall be unpaid in whole or in part, holders of our preferred stock or preference stock, as the case may be, shall have the right to a separate class vote to elect two members of our board of directors at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto, at which time the rights of the holders of our preferred stock or our preference stock, as the case may be, to elect such directors will cease and the terms of such two directors will terminate.

     Without the affirmative vote of the holders of two-thirds of our preferred stock or two-thirds of our preference stock, as the case may be, then outstanding (voting separately as a class, without respect to series), we may not adopt any proposed amendment to our Restated Articles of Incorporation which:

     o authorizes, or increases the number of authorized shares of, any capital stock of our company (which, in the case of our preference stock, includes any increase in the number of authorized shares of preferred stock) or any security or obligation convertible into any other capital stock of our company ranking prior to our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends (and if an affirmative vote of the holders of each series of preferred stock or each series of preference stock is required by law, the affirmative vote of the holders of at least a majority of the shares of each such series at the time outstanding will also be required to adopt any such proposed amendment); or

     o affects adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as the case may be, or the holders thereof, provided, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of our preferred stock or less than all series of our preference stock, as the case may be, at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected is necessary.

However, any amendment to our Restated Articles of Incorporation to authorize, or to increase the number of authorized shares of, any capital stock ranking on a parity with our preferred stock or our preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends will not be deemed to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of our preferred stock or our preference stock, as the case may be, or any series thereof.

     Without the affirmative vote of the holders of at least a majority of the shares of our preferred stock or a majority of the shares of our preference stock, as the case may be, at the time outstanding (or, if an affirmative vote of the holders of the shares of preferred stock or preference stock of each series is required by law, without the affirmative vote of holders of at least a majority of the shares of our preferred stock or our preference stock, as the case may be, of each series at the time outstanding), our company may not adopt any proposed amendment to our Restated Articles of Incorporation which increases the number of authorized shares of, our preferred stock or preference stock, as the case may be, or authorizes, or increases the number of authorized shares of any capital stock or any security or obligation convertible into any capital stock ranking on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of our company or in the payment of dividends, or to authorize any sale, lease or conveyance of all or substantially all of our assets, or to adopt any agreement of merger of our company with or into any other corporation or any agreement of merger of any other company with or into our company. However, no such vote of the holders of our preferred stock or preference stock, as the case may be, will be required to adopt any such agreement of merger if none of the relative rights, preferences, qualifications, limitations or restrictions of the outstanding preferred stock or preference stock, as applicable, or any series thereof would be adversely affected thereby and if the corporation resulting therefrom will have thereafter no authorized stock ranking prior to or on a parity with our preferred stock or preference stock, as the case may be, in the distribution of assets on any liquidation, dissolution or winding up of such resulting corporation or in the payment of dividends, except the same number of authorized shares of stock with the same relative rights, preferences, qualifications, limitations and restrictions thereof as our stock authorized immediately preceding such merger and if each holder of the shares of our preferred stock or preference stock, as the case may be, immediately preceding such merger receives the same number of shares, with the same relative rights, preferences, qualifications, limitations and restrictions thereof, of stock of such resulting corporation.

     Except as described above or as required by law, our priority stock will not be entitled to any voting rights unless provided for in the applicable certificate of designations and set forth in the applicable prospectus supplement. As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares representing fractions of shares of a series of the priority stock, each such depositary share will, in effect, be entitled to such fraction of a vote per depositary share.

NO OTHER RIGHTS

     The shares of a series of priority stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our Restated Articles of Incorporation and the applicable certificate of designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for priority stock offered will be described in the applicable prospectus supplement.

                       DESCRIPTION OF DEPOSITARY SHARES

     The following is a description of certain general terms and provisions of the depositary shares. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the deposit agreement and of the depositary shares and depositary receipts contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, reference to the forms of the deposit agreement and depositary receipts which will be filed with the SEC at or prior to the time of any offering of depositary shares.

GENERAL

     We may, at our option, elect to offer fractional interests in shares of preferred stock and preference stock, rather than shares of preferred stock or preference stock. In the event such option is exercised, we will provide for the issuance by a depositary to the public of receipts for depositary shares, which we refer to as "depositary receipts", each of which will represent a fractional interest.

     The shares of any series of our preferred stock or preference stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, referred to as the "depositary", selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of our preferred stock or preference stock underlying such depositary shares, to all the rights and preferences of the preferred stock or preference stock underlying such depositary share (including dividend, voting, redemption, conversion and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

     Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary shares is entitled to have the depositary deliver to such holder the whole shares of preferred stock or preference stock underlying the depositary shares evidenced by the surrendered depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock or preference stock to the record holders of depositary shares relating to such preferred stock or preference stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of our preferred stock or preference stock shall be made available to holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of our preferred stock or preference stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of our preferred stock or preference stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of our preferred stock or preference stock.

Whenever we redeem shares of preferred stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock or preference stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such depositary shares.

VOTING THE PREFERRED STOCK AND PREFERENCE STOCK

     Upon receipt of notice of any meeting at which the holders of our preferred stock or preference stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock or preference stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such preferred stock or preference stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock or preference stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock or preference stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock or preference stock to the extent it does not receive specific instructions from the holders of depositary shares relating to such preferred stock or preference stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares relating thereto have been redeemed or (2) there has been a final distribution in respect of our preferred stock or preference stock of the relevant series in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of the related depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of our preferred stock and preference stock and any redemption of our preferred stock and preference stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the applicable preferred stock or preference stock.

     Neither we nor the depositary will be liable if prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, preferred stock or preference stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock or preference stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                            DESCRIPTION OF WARRANTS

GENERAL

     We may issue warrants, including warrants to purchase debt securities, preferred stock, preference stock, depositary shares or common stock. Warrants may be issued independently or together with any other securities described in this prospectus and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent . The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The summary of terms of the warrants contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of the warrant agreement which will be filed with the SEC at or prior to the time of any offering of warrants.

     The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

     o    the title of the warrants;

     o    the aggregate number of the warrants;

     o    the price or prices at which the warrants will be issued;

     o the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

     o the designation, aggregate principal amount and terms of securities purchasable upon exercise of the warrants;

     o if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

     o if applicable, the date on and after which the warrants and securities issued with them will be separately transferable;

     o the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

     o the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

     o if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

     o    information with respect to book-entry procedures, if any;

     o if applicable, a discussion of certain United States Federal income tax considerations; and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                        DESCRIPTION OF DEBT SECURITIES

       Our debt securities are to be issued under an Indenture, dated as of March 1, 1986, and supplemented as of September 18, 1990, between us and The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.), which acts as Trustee, the form of which is filed as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indenture are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

     The Indenture does not limit the amount of debentures, notes or other evidences of indebtedness that may be issued thereunder. The Indenture provides that debt securities may be issued from time to time in one or more series. As of March 31, 2002, $885.0 million principal amount of debt securities were outstanding under the Indenture. The debt securities will be our unsecured obligations and will rank on a parity with all other of our unsecured and unsubordinated indebtedness.

     The prospectus supplement relating to the particular debt securities offered by such prospectus supplement will describe the following terms of the debt securities:

     o    the title of the debt securities;

     o    any limit on the aggregate principal amount of the debt securities;

     o    the date or dates on which the debt securities will mature;

     o the rate or rates at which the debt securities will bear interest, if any, and the date from which such interest will accrue;

     o the dates on which such interest will be payable and the regular record dates for such interest payment dates;

     o    any mandatory or optional sinking fund or analogous provisions;

     o the date, if any, after which, and the price or prices at which, the debt securities may be redeemed at our option;

     o any obligation of ours to convert the debt securities into stock or other securities of our company or of any other corporation;

     o any provision for the debt securities to be denominated, and payments thereon to be made, in currencies other than the U.S. dollar or in units based on or relating to such other currencies; and

     o    any other terms of the series.

     Unless otherwise indicated in the applicable prospectus supplement, principal of (and premium, if any) and interest, if any, on the debt securities will be payable, and transfers of the debt securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, provided that at our option payment of

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

interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register. (Sections 301, 305 and 1002)

     Unless otherwise indicated in the applicable prospectus supplement, our debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in such prospectus supplement, in denominations of $1,000 or any integral multiple thereof. (Section 302)

     No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies will be described in the prospectus supplement relating to such debt securities.

     Debt securities may be issued under the Indenture as original issue discount securities to be sold at a substantial discount below their stated principal amount. Special Federal income tax and other considerations relating thereto will be described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in the applicable prospectus supplement. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except as a whole (1) by the depositary to a nominee of the depositary, (2) by a nominee of the depositary to either the depositary or another nominee of the depositary, (3) by the depositary or any nominee to a successor depositary or a nominee of the successor depositary and (4) in other specified circumstances as may be described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. However, we expect that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with or on behalf of the depositary for such global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee, referred to as "participants". The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the Indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in such global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

CERTAIN RESTRICTIONS

   LIMITATION ON DEBT OF RESTRICTED SUBSIDIARIES

     The Indenture provides that we will not permit any Restricted Subsidiary to become liable for any Funded Debt, as such term is defined in the Indenture, unless immediately thereafter the aggregate amount of the Funded Debt of all Restricted Subsidiaries (other than Funded Debt owned by us or a wholly owned Restricted Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets. The foregoing restriction will not prevent (a) any Restricted Subsidiary from becoming liable for any Funded Debt for the purpose of extending, renewing or refunding any Funded Debt of a Restricted Subsidiary then outstanding, so long as the aggregate amount of the Funded Debt of all Restricted Subsidiaries then outstanding (other than Funded Debt owned by us or any wholly owned Restricted Subsidiary) is not thereby increased or (b) any Restricted Subsidiary from becoming liable for Funded Debt to us or a wholly owned Restricted Subsidiary. (Section 1004)

   LIMITATION ON SECURED DEBT

     The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, become liable for any indebtedness for borrowed money secured by a mortgage, pledge, lien, security interest or encumbrance on any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary ("Secured Debt"), or secure any Secured Debt, without making effective provision for securing the principal amount of the debt securities (and, if we so elect, any indebtedness of us or such Restricted Subsidiary ranking equally with the debt securities) equally and ratably with or prior to such secured indebtedness. This covenant will not apply to debt secured by:

     (a) mortgages on property, capital stock or indebtedness of any corporation existing at the time it becomes a Subsidiary;

     (b) mortgages on property existing at the time of its acquisition or to secure the payment of all or any part of the purchase price of such property or to secure any indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price of such property;

     (c) mortgages or liens on unimproved property to finance the cost of improvements to such property;

     (d) mortgages or liens securing indebtedness owed by a Restricted Subsidiary to us or a wholly owned Restricted Subsidiary;

     (e) mortgages in favor of certain governmental entities including mortgages in connection with industrial revenue financing; or

     (f) extensions, renewals or replacements (or successive extensions, renewals or replacements) of any of the foregoing, provided that such extension, renewal or replacement is limited to all or any part of the same property (plus improvements) that secured the indebtedness extended, renewed or replaced.

     Notwithstanding this covenant, we and our Restricted Subsidiaries may incur or guarantee any Secured Debt without equally and ratably securing the debt securities, provided that after giving effect thereto the aggregate amount of such debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions permitted under clauses (a) through (d) and (f) in the following paragraph, at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 1005)

   LIMITATION ON SALES AND LEASEBACKS

     The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless
(a) the Sale and Leaseback Transaction is entered into to finance the cost of acquiring such property or is entered into prior to, at the time of, or within 180 days after, such acquisition for the purpose of financing all or any part of the purchase price of such property, (b) the Sale and Leaseback Transaction is entered into to finance the cost of improvements to such unimproved property, (c) the Sale and Lease Transaction is one of certain types in which the lessor is one of certain governmental entities, (d) the Sale and Lease Transaction involves the extension, renewal or replacement (or the successive extension, renewal or replacement) of the transactions referred to in clauses
(a) through (c) above, provided that such Sale and Leaseback Transaction is limited to all or any part of the same property leased under the lease extended, renewed or replaced (plus improvements on such property), (e) the property involved is property that could be mortgaged without equally and ratably securing the relevant debt security under the last sentence of the preceding paragraph or (f) within 120 days of the Sale and Leaseback Transaction an amount equal to the greater of (1) the net proceeds of the sale of the property the subject of the Sale and Leaseback Transaction and (2) the fair value of the property so leased at the time of entering into the Sale and Leaseback Transaction, is applied to the retirement of our Funded Debt. (Section 1006)

DEFINITIONS

     The term "Restricted Subsidiary" means (a) any Subsidiary other than (1) a Subsidiary substantially all the physical properties of which are located, or substantially all the business of which is carried on, outside the United States of America, its territories and possessions, or (2) a Subsidiary the primary business of which consists of one or more of the following: (i) purchasing accounts receivable, (ii) making loans secured by accounts receivable or inventories or otherwise providing credit, (iii) making investments in real estate or providing services directly related thereto or otherwise engaging in the business of a finance or real estate investment company, or (iv) leasing equipment, machinery, vehicles, rolling stock and other articles for use of our business, or (3) certain named Subsidiaries; (b) any Subsidiary described in subclauses (1), (2) and (3) of clause (a) above which at the time of determination shall be a Restricted Subsidiary pursuant to designation by our board of directors hereinafter provided for.

     We may by resolution of our board of directors designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that it does not own a Principal Property and, after giving effect thereto, such Subsidiary would be permitted under the covenant described in "--Certain Restrictions--Limitations on Debt of Restricted Subsidiaries" above to incur additional Funded Debt. We may by resolution of our board of directors designate any Unrestricted Subsidiary to be a Restricted Subsidiary. We may by resolution of our board of directors designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided such designation takes place not later than 90 days after such acquisition or formation.

     The term "Principal Property" means any manufacturing or research property, plant or facility of us or any Restricted Subsidiary except any property that our board of directors by resolution declares is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.

     The term "Consolidated Net Tangible Assets" at any date means the total amount of assets that under generally accepted accounting principles would be included on a consolidated balance sheet of our company and our Restricted Subsidiaries as of such date, less the sum of the following items, which would then also be so included in accordance with generally accepted accounting principles: (a) related depreciation, amortization and other valuation reserves, (b) investments (as defined), less applicable reserves, in Unrestricted Subsidiaries, (c) all treasury stock, goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (d) all liabilities and liability items of us and our Restricted Subsidiaries (including minority interests in Restricted Subsidiaries held by persons other than us or wholly owned Restricted Subsidiaries) except (i) the reserves deducted as described in clauses (a) and (b) above, (ii) Funded Debt, (iii) provisions for deferred income taxes and (iv) capital stock, surplus and surplus reserves.

     The term "Sale and Leaseback Transaction" means any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to us or any of our Restricted Subsidiaries of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued or a lease under which we or a wholly-owned Restricted Subsidiary is a lessor) which has been or is to be sold or transferred by us or the relevant Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

     The term "value", when used with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds of the sale of the Principal Property leased pursuant to such Sale and Leaseback Transaction and (2) the fair value of the Principal Property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by our board of directors), in either case divided first by the number of full years in the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other
Subsidiaries. The term "voting stock", when used with respect to the definition of "Subsidiary", means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

DEFEASANCE

     The Indenture provides that we, at our option:

     (a) will be discharged from any and all obligations in respect of any series of debt securities (except for certain obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust); or

     (b) need not comply with certain restrictive covenants of the Indenture (including those described under "--Certain Restrictions" above) in each case if we irrevocably deposit with the Trustee, in trust, cash or U.S. government obligations (as defined) from which the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

     To exercise any such option, we are required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause
(a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service. (Section 402)

EVENTS OF DEFAULT

      The following are events of default under the Indenture with respect to debt securities of any series:

     (a) our failure to pay principal of or premium, if any, on any debt security of that series when due;

     (b) our failure to pay any interest on any debt security of that series when due, continued for 30 days;

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

     (c) our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

     (d) our failure to perform any of our other covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice as provided in the Indenture;

     (e) the acceleration of any indebtedness for money borrowed in an aggregate principal amount exceeding $10,000,000 by us or any Restricted Subsidiary under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not annulled within 10 days after written notice as provided in the Indenture;

     (f)  certain events in bankruptcy, insolvency or reorganization; and

     (g) any other Event of Default provided with respect to debt securities of that series. (Section 501) .

     If any event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (or, in the case of a default under clause (d), (e) or (f) above, of all the outstanding debt securities), by notice in writing, may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series (or of all outstanding debt securities, as the case may be) to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series (or of all outstanding debt securities, as the case may be) has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series (or of all outstanding debt securities, as the case may be) may, under certain circumstances, rescind and annul acceleration. (Section 502)

     The Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of all series affected (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512)

     We will be required to furnish to the Trustee annually a statement as to the performance by us of certain of our obligations under the Indenture and as to any default in such performance. (Section 1007)

CERTAIN RIGHTS TO REQUIRE PURCHASE OF DEBT SECURITIES BY THE COMPANY UPON SPECIFIED EVENTS.

     The terms of the debt securities may provide that upon the occurrence of specified events affecting us and such debt securities, each holder of debt securities shall have the right, at such holder's option, to require us to repurchase all or any part of such holder's debt securities within a specified period of time after such occurrence. The terms and conditions of any such right will be described in the applicable prospectus supplement.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of all series affected by such modification or amendment (voting as one class). However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     o change the stated maturity date of the principal of, or any installment of principal of, or interest on, any debt security;

     o reduce the principal amount of, or the premium (if any) or interest on, any debt security;

     o reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

     o change the place or currency of payment of principal of, or premium (if any) or interest on, any debt security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The holders of a majority in principal amount of the outstanding debt securities may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the Indenture (including the restrictive covenants noted above). (Section 1008) The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default for such series specified in the terms thereof, and the holders of a majority in aggregate principal amount of all outstanding debt securities may on behalf of the holders of all debt securities waive any past default applicable to all series, except in any such case for a default in the payment of the principal of or premium on, if any, or interest on any debt security or in the payment of any sinking fund installment with respect to any debt security or in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 513)

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     We may, without the consent of any holders of outstanding debt securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any corporation or may acquire or lease the assets of any person, provided that the corporation formed by such consolidation or into which we are merged or which acquired or leases our assets substantially as an entirety is organized under the laws of any U.S. jurisdiction and has assumed our obligations on the debt securities and under the Indenture, and that after giving effect to the transaction no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing, and that certain other conditions are met. (Article Eight)

REGARDING THE TRUSTEE

     We maintain banking relationships in the ordinary course of business with the Trustee, including the making of investments through and borrowings from, the Trustee.

       DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement relating to such stock purchase contracts and/or stock purchase units. The description in the applicable prospectus supplement is qualified in its entirety by reference to the forms of stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, which will be filed with the SEC at or prior to the time of any offering of stock purchase contracts or stock purchase units.

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of our common stock, preferred stock or preference stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date. The consideration per share of common stock, preferred stock or preference stock and the number of shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

     The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase our common stock, preferred stock or preference stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

     Cummins Capital Trust II was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such trust with the Delaware Secretary of State. The declaration of trust of Cummins Capital Trust II will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of Cummins Capital Trust II is filed as an exhibit to the registration statement of which this prospectus forms a part and the amended and restated declaration of trust of Cummins Capital Trust II will be subsequently filed by us in a Current Report on Form 8-K, which will be incorporated herein by reference.

     Cummins Capital Trust II may issue only one series of trust preferred securities. The declaration of trust for the trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation, conversion, if any, and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable declaration of trust or made part of the declaration of the trust by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

     Reference is made to the prospectus supplement relating to the preferred securities of the trust for specific terms, including:

     o    the designation of the trust preferred securities;

     o    the number of trust preferred securities issued by the trust;

     o the annual distribution rate, or method of determining the rate, and any conditions upon which distributions are payable, the distribution payment dates and the record dates for distribution payments for trust preferred securities issued by the trust and the date or dates upon which distributions are payable;

     o whether distributions on trust preferred securities issued by the trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

     o the amount which shall be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     o the obligation or the option, if any, of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the trust may be purchased or redeemed;

     o the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

     o the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

     o whether the trust preferred securities will be convertible or exchangeable into common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

     o if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

     o any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

     We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Trust Preferred Securities Guarantees". Certain United States Federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of trust preferred securities, the trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration of the trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of the trust.

DISTRIBUTIONS

     Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "Description of Trust Preferred Securities Guarantees" below.

   DEFERRAL OF DISTRIBUTIONS

     With respect to any subordinated debt securities issued to the trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by the trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to the trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

   DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

     We will have the right at any time to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the trust to the holders of the trust preferred securities in a total stated principal amount equal to the total stated liquidation amount of the trust preferred securities then outstanding.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an event of default under a declaration of trust occurs and is continuing, then the holders of trust preferred securities of the trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of the trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of the trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of trust preferred securities of the trust may institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

     Notwithstanding the foregoing, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the applicable series of subordinated debt securities on the date such interest or principal is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of the trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

             DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the trust preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of trust preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

     To the extent set forth in the trust preferred securities guarantee, we will irrevocably agree to pay in full on a subordinated basis to the holders of the trust preferred securities, except to the extent paid by the trust, the payments listed below as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment:

     o any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for those distributions;

     o the redemption price with respect to any preferred securities called for redemption to the extent that the trust has funds available for those payments; or

     o upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debentures are distributed to holders of the trust preferred securities), the lesser of (1) the liquidation distribution plus accrued and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds available for those payments, and (2) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the amounts to the holders.

     Each trust preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make such payments. If we do not make interest payments on the debentures held by the trust, the trust will not pay distributions on the trust preferred securities and will not have funds legally available to pay such distributions. The trust preferred securities guarantee, when taken together with our obligations under the trust agreement, the debentures and the indenture, including our obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

CERTAIN COVENANTS

     In each trust preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, in certain circumstances we will not, and we will cause our subsidiaries not to:

     o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make any liquidation payment with respect to, any of our capital stock; or

     o make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) that rank equally with or junior to such debentures;

However, in such circumstances we may:

     o make any dividend, redemption, liquidation, interest, principal or guarantee payment where the payment is made by way of securities (including capital stock) that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

     o make redemptions or purchases of any rights pursuant to our shareholders' rights plan or any successor to such rights plan and the declaration of a dividend of such rights or the issuance of stock under such plan in the future;

     o    make payments under the trust preferred securities guarantee;

     o purchase common stock issued under any of our benefit plans for our directors, officers or employees;

     o make payments or distributions in connection with a reclassification of our capital stock or the exchange or conversion of one series or class of our capital stock for another series or class of our capital stock; and

     o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

AMENDMENTS AND ASSIGNMENT

     Except for any changes that do not materially affect the rights of holders of the trust preferred securities, in which case no vote will be required, each trust preferred securities guarantee may not be amended without prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in a trust preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION

     Each trust preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

     o upon full payment of the redemption price of all trust preferred securities of the trust;

     o upon full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust;

     o upon conversion of all the trust preferred securities into our common stock; or

     o upon distribution of the debentures to the holders of the trust preferred securities in exchange for all of the trust preferred securities.

     Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

EVENTS OF DEFAULT

     An event of default under a trust preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the trust preferred securities guarantee. The holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee.

     If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under such guarantee, without first instituting a legal proceeding against Cummins Capital Trust II, the guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against us for enforcement of the trust preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise indicated in an applicable prospectus supplement, the trust preferred securities guarantees will constitute our unsecured obligations and will rank:

     o subordinate and junior in right of payment to all of our senior and subordinated debt;

     o equal in rank with any other guarantee similar to the guarantee issued by us on behalf of the holders of trust preferred securities issued by any other trust established by us or our affiliates;

     o equal in right of payment with our most senior preferred or preference stock; and

     o    senior to our common stock.

     The trust preferred securities guarantees will constitute a guarantee of payment and not merely of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

     The trust preferred securities guarantee trustee, other than during the occurrence and continuance of a default in performance of a trust preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in such trust preferred securities guarantee. During the occurrence and continuance of a default under the trust preferred securities guarantee, the trust preferred securities guarantee trustee will exercise the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The trust preferred securities guarantee trustee will be under no obligation to exercise any of the powers vested in it by a trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

GOVERNING LAW

     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                             PLAN OF DISTRIBUTION

     We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. Any sale of securities to one or more underwriters may include stand-by call arrangements or other arrangements whereby an underwriter purchases securities directly or indirectly from us in connection with a redemption of securities convertible into securities.

     The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the offered securities.

     In connection with the sale of securities, underwriters or agents acting on our behalf may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of securities may be deemed to be underwriting discounts and commissions under the securities. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contact will be for an amount not less than, and the amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with which delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investments companies, educational and charitable institutions and other institutions, but will in all cases be subject to the our approval. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that
(1) the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the securities are also being sold to underwriters, we shall have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

                            VALIDITY OF SECURITIES

     The validity of the common stock, preferred stock, preference stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units and guarantees offered by us will be passed upon for us by Marya M. Rose, Esq., our Vice President-General Counsel. The validity of the trust preferred securities offered by Cummins Capital Trust II will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                    EXPERTS

     The consolidated financial statements and schedules included or incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee.

     SEC registration fee                                     $      0*
     Accounting fees and expenses                               30,000
     Legal fees and expenses                                   100,000
     Printing fees and expenses                                 50,000
     Fees and expenses of trustees                              15,000
     Miscellaneous fees and expenses                            18,000
                                                              --------
              Total                                           $213,000
---------------
* Includes the offset pursuant to Rule 457(p) of an aggregate registration fee of $69,000, which we previously paid in connection with securities of Cummins Inc., unsold under Registration Statement No. 333-42687.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Indiana Business Corporation Law (Indiana Code of 1986, Section 23-1-37) provides in regard to indemnification of directors and officers as follows:

     23-1-37-8. BASIS. (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

          (1)  the individual's conduct was in good faith; and

          (2)  the individual reasonably believed:

               (A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

               (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

          (3)  in the case of any criminal proceeding, the individual either:

               (A) had reasonable cause to believe the individual's conduct was lawful; or

               (B) had no reasonable cause to believe the individual's conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

     23-1-37-9. AUTHORIZED. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     23-1-37-13. OFFICERS, EMPLOYEES OR AGENTS. Unless a corporation's articles of incorporation provide otherwise:

          (1) An officer of the corporation, whether or not a director, is entitled to mandatory indemnification under Section 9 of this chapter, and is entitled to apply for court-ordered indemnification under Section 11 of this chapter, in each case to the same extent as a director;

          (2) The corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

          (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     23-1-37-15. REMEDY NOT EXCLUSIVE OF OTHER RIGHTS. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

          (1) A corporation's articles of incorporation or bylaws;

          (2) A resolution of the board of directors or of the shareholders; or

          (3) Any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

               (b) If the articles of incorporation, bylaws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, bylaws, resolution of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

               (c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

     Reference is made to Article VI, Section 6.2 of Cummins' by-laws (filed as an exhibit to Cummins' quarterly report on Form 10-Q for the quarter ended October 2, 1994, which is incorporated by reference herein), which, under certain circumstances, permits indemnification by Cummins of its officers and directors. In general, Cummins' by-laws permit indemnification if: (1) the indemnified person acted in good faith for a purpose which he reasonably believed to be in the best interest of Cummins; (2) in the case of an action brought by or in the right of Cummins to procure a judgment in its favor, the indemnified person has not been found liable for negligence or misconduct in the performance of his duty to Cummins; and (3) in criminal actions, the indemnified person had no reasonable cause to believe his conduct to be unlawful. Any such person would be entitled to indemnification as a matter of right if he has been wholly successful, on the merits, with respect to any such actions; if not, his indemnification would be dependent on a determination by the board of directors acting by disinterested members, or by independent legal counsel, or shareholders, that the required standards of conduct have been met. Conviction or a plea of nolo contendere in a criminal action would not of itself preclude indemnification. Indemnification could include reasonable expenses of the indemnified person, judgments, fines and settlement payments, but could not include any amount payable by any such person to Cummins in satisfaction of any judgment or settlement. The by-laws authorize

Cummins to advance funds for expenses to an indemnified person, but only against an undertaking that he will repay the same unless it shall ultimately be determined that he is entitled to indemnification. The rights of indemnification provided by the by-law would not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and such rights would extend to the heirs and legal representatives of such person.

     Cummins also maintains a directors' and officers' liability insurance policy providing coverage up to $35,000,000 for each occurrence for all corporate directors and officers acting in their respective capacities.

     Any underwriters or agents referred to in the agreement filed as Exhibit
1.1 to this registration statement will agree to indemnify, under certain conditions, Cummins, its directors and certain of its officers and controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to Cummins by or on behalf of any such indemnity party.

ITEM 16. EXHIBITS.

     No.   Description

    *1.1    Form of Underwriting Agreement
   **4.1    Rights Agreement, as amended (incorporated by reference to the
            Annual Report on Form 10-K for the year ended December 31, 1989, by reference to Form 8-K dated July 13, 1990, by reference to Form
            8-A dated November 6, 1990, by reference to Form 8-A/A dated
            November 1, 1993, by reference to Form 8-A/A dated January 12,
            1994 and by reference to Form 8-A/A dated July 15, 1996)
   **4.2    Indenture dated as of March 1, 1986 and supplemented as of
            September 18, 1990 between Cummins Inc. and The Chase Manhattan
            Bank, N.A., as Trustee (incorporated by reference to the Quarterly
            Report on Form 10-Q for the quarter ended July 3, 1988)
    *4.3    Form of Certificate of Designations of Preferred Stock
    *4.4    Form of Certificate of Designations of Preference Stock
    *4.5    Form of Specimen Stock Certificate with respect to Preferred Stock
    *4.6    Form of Specimen Stock Certificate with respect to Preference
            Stock
    *4.7    Form of Deposit Agreement (including form of Depositary Receipt for Depositary Shares)
   **4.8    Specimen Stock Certificate with respect to Common Stock
            (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No.
            33-50665) filed with the Commission on October 28, 1993)
    *4.9    Form of Warrant Agreement (including Form of Warrant Certificate)
   *4.10    Form of Stock Purchase Contract
   *4.11    Form of Stock Purchase Unit
  **4.12    Certificate of Trust of Cummins Capital Trust II
  **4.13    Declaration of Trust of Cummins Capital Trust II
  **4.14    Form of Trust Preferred Securities Guarantee Agreement
            (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarter ended June 24, 2001)
  **4.15    Form of Amended and Restated Declaration of Trust of Cummins
            Capital Trust II (incorporated by reference to Exhibit 4.2 to the
            Quarterly Report on Form 10-Q for the quarter ended June 24, 2001)
   **5.1    Opinion of Marya M. Rose, Esq. as to the legality of the common stock, preferred stock, preference stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of Cummins Inc.
   **5.2    Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities of Cummins Capital Trust II
  **12.1    Statement re computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock and preference stock dividends
  **23.1    Consent of Arthur Andersen LLP
  **23.2    Consent of Marya M. Rose, Esq. (included in Exhibit 5.1)
  **23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
  **24.1    Powers of Attorney
  **24.2    Certified copy of a Resolution adopted by the Board of Directors of Cummins Inc. authorizing execution of the Registration Statement by Power of Attorney

   *25.1 Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank to act as Trustee under the Indenture
   *25.2 Statement of Eligibility and Qualification on Form T-1 of BNY Midwest Trust Company to act as Property Trustee with respect to the Trust Preferred Securities
   *25.3 Statement of Eligibility and Qualification on Form T-1 of BNY Midwest Trust Company to act as Guarantee Trustee with respect to the Trust Preferred Securities Guarantees

----------------------
* To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
**   Filed herewith.

ITEM 17. UNDERTAKINGS.

     (A)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was being registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under
Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Cummins Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana on May 15, 2002.

                                           CUMMINS INC.,

                                           By: /s/ Tom Linebarger
                                               --------------------------
                                               Name:  Tom Linebarger
                                               Title: Vice President and Chief
                                                      Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 15TH DAY OF MAY, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

       Name                                Title                  Date


                                   Director and Chairman      May 15, 2002
                                   of the Board of
                                   Directors and Chief
            *                      Executive Officer
--------------------------------   (Principal Executive
Theodore M. Solso                  Officer)


                                   Vice President and         May 15, 2002
                                   Chief Financial
     /s/ Tom Linebarger            Officer (Principal
--------------------------------   Financial Offer)
Tom Linebarger


                                   Vice President -           May 15, 2002
                                   Corporate Controller
    /s/ Susan K. Carter            (Principal Accounting
--------------------------------   Officer)
Susan K. Carter


            *                      Director                   May 15, 2002
--------------------------------
Robert J. Darnal


            *                      Director                   May 15, 2002
--------------------------------
John M. Deutch


            *                      Director                   May 15, 2002
--------------------------------
Walter Y. Elisha


            *                      Director                   May 15, 2002
--------------------------------
Alexis M. Herman


            *                      Director                   May 15, 2002
--------------------------------
William I. Miller


            *                      Director                   May 15, 2002
--------------------------------
William D. Ruckelshaus


            *                      Director                   May 15, 2002
--------------------------------
Franklin A. Thomas


            *                      Director                   May 15, 2002
--------------------------------
J. Lawrence Wilson

                                    III-1

           /s/ Tom Linebarger
*By: ------------------------------------
     Tom Linebarger (Attorney-In-Fact)



     Pursuant to the requirements of the Securities Act of 1933, Cummins Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana on May 15, 2002.

                                           CUMMINS CAPITAL TRUST II,

                                           By: CUMMINS INC., As Depositor

                                           By: /s/ Tom Linebarger
                                               -----------------------------
                                               Name:  Tom Linebarger
                                               Title: Vice President and Chief
                                                      Financial Officer


                                    III-2

                               INDEX TO EXHIBITS

    *1.1    Form of Underwriting Agreement
   **4.1    Rights Agreement, as amended (incorporated by reference to the
            Annual Report on Form 10-K for the year ended December 31, 1989, by reference to Form 8-K dated July 13, 1990, by reference to Form
            8-A dated November 6, 1990, by reference to Form 8-A/A dated
            November 1, 1993, by reference to Form 8-A/A dated January 12,
            1994 and by reference to Form 8-A/A dated July 15, 1996)
   **4.2    Indenture dated as of March 1, 1986 and supplemented as of
            September 18, 1990 between Cummins Inc. and The Chase Manhattan
            Bank, N.A., as Trustee (incorporated by reference to the Quarterly
            Report on Form 10-Q for the quarter ended July 3, 1988)
    *4.3    Form of Certificate of Designations of Preferred Stock
    *4.4    Form of Certificate of Designations of Preference Stock
    *4.5    Form of Specimen Stock Certificate with respect to Preferred Stock
    *4.6    Form of Specimen Stock Certificate with respect to Preference
            Stock
    *4.7    Form of Deposit Agreement (including form of Depositary Receipt for Depositary Shares)
   **4.8    Specimen Stock Certificate with respect to Common Stock
            (incorporated by reference to Exhibit 4.6 to Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No.
            33-50665) filed with the Commission on October 28, 1993)
    *4.9    Form of Warrant Agreement (including Form of Warrant Certificate)
   *4.10    Form of Stock Purchase Contract
   *4.11    Form of Stock Purchase Unit
  **4.12    Certificate of Trust of Cummins Capital Trust II
  **4.13    Declaration of Trust of Cummins Capital Trust II
  **4.14    Form of Trust Preferred Securities Guarantee Agreement
            (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarter ended June 24, 2001)
  **4.15    Form of Amended and Restated Declaration of Trust of Cummins
            Capital Trust II (incorporated by reference to Exhibit 4.2 to the
            Quarterly Report on Form 10-Q for the quarter ended June 24, 2001)
   **5.1    Opinion of Marya M. Rose, Esq. as to the legality of the common stock, preferred stock, preference stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of Cummins Inc.
   **5.2    Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities of Cummins Capital Trust II
  **12.1    Statement re computations of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock and preference stock dividends
  **23.1    Consent of Arthur Andersen LLP
  **23.2    Consent of Marya M. Rose, Esq. (included in Exhibit 5.1)
  **23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
  **24.1    Powers of Attorney
  **24.2    Certified copy of a Resolution adopted by the Board of Directors of
            Cummins Inc. authorizing execution of the Registration Statement by Power of Attorney
   *25.1    Statement of Eligibility and Qualification on Form T-1 of The
            Chase Manhattan Bank to act as Trustee under the Indenture
   *25.2    Statement of Eligibility and Qualification on Form T-1 of BNY
            Midwest Trust Company to act as Property Trustee with respect to the Trust Preferred Securities
   *25.3    Statement of Eligibility and Qualification on Form T-1 of BNY
            Midwest Trust Company to act as Guarantee Trustee with respect to the Trust Preferred Securities Guarantees


______________________
* To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated by reference herein.
** Filed herewith.



                                     IV-1